Exhibit 4.6
AMENDED AND RESTATED
CINEMARK HOLDINGS, INC.
2006 LONG TERM INCENTIVE PLAN
RESTRICTED SHARE AWARD AGREEMENT
     This Restricted Share Award Agreement (this “Agreement”), made as of the ___ day of                     , 2008 (the “Grant Date”) by and between Cinemark Holdings, Inc., a Delaware corporation (the “Company”), and                                          (the “Grantee”), evidences the grant by the Company of a Stock Award (the “Award”) of restricted Common Stock, par value $0.001 per share (the “Common Stock”) to the Grantee on such date and the Grantee’s acceptance of the Award in accordance with the provisions of the Amended and Restated Cinemark Holdings, Inc. 2006 Long Term Incentive Plan (the “Plan”), a copy of which is available from the Company. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
     NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Basis for Award. This Award is made pursuant to the Plan for valid consideration to be provided to the Company by the Grantee as an Employee, Director or Consultant of the Company and the Administrator has determined that such consideration is adequate and at least equal to the par value of the Common Stock subject to the Award. By your execution of this Agreement, you agree to accept the Restricted Share Award rights granted pursuant to this Restricted Share Award Agreement and to receive the Restricted Shares of Cinemark Holdings, Inc. (the “Restricted Shares”) designated herein subject to the terms of the Plan and this Agreement.
     2. Restricted Share Award. The Company hereby awards to Grantee,                      shares of Common Stock of the Company (the “Restricted Share Award”) which shall be subject to the restrictions and conditions set forth in the Plan and in this Agreement. One or more stock certificates representing the number of Restricted Shares specified herein shall hereby be registered in the Grantee’s name (the “Stock Certificate”), but shall be deposited and held in escrow for the Grantee’s account as provided in Section 11(c) hereof until such Restricted Shares become vested. Grantee acknowledges and agrees that Restricted Shares may be issued as a book entry with the Company’s transfer agent and that no physical Stock Certificates need be issued for so long as the shares remain unvested shares. Subject to the terms of this Agreement, Grantee shall have all the rights of a stockholder with respect to the Restricted Shares while they are held in the custody of the Company for Grantee’s account, including the right to vote the Restricted Shares and to receive any dividends thereon.
     3. Vesting.
          (a) Unless previously vested or forfeited in accordance with the provisions of this Agreement, the Restricted Shares shall vest and restrictions on transfer shall lapse as follows: 50% of the Restricted Shares shall vest on the second anniversary of the Grant Date, and 50% of the Restricted Shares shall vest on the fourth anniversary of the Grant Date (each such date, a “Vesting Date”); provided, however, Grantee provides continuous Service through each such Vesting Date and otherwise satisfies the terms of this Agreement.
          (b) Any Restricted Shares not previously vested or forfeited shall vest upon the Sale of the Company, provided Grantee provides continuous Service through such Vesting Date and otherwise satisfies the terms of this Agreement.
          (c) In the event Grantee’s Service is terminated for any reason, including as a result of Grantee’s death, disability or retirement, no unvested shares of Common Stock shall become vested after such termination of Grantee’s Service.
     4. Dividends on Restricted Shares. Any dividends paid on unvested shares of Common Stock shall be treated as wages and shall be subject to tax-withholding in accordance with Section 6.
     5. Compliance with Laws and Regulations. The issuance and transfer of Common Stock shall be subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer.
     6. Tax Considerations.
          (a) Tax Withholding. Grantee agrees that, as a condition to the release of shares of Common Stock from escrow and lapse of restrictions on transfer, no later than the first to occur of (i) the date as of which the restrictions on the Restricted Shares shall lapse with respect to all or any of the Restricted Shares covered by this Agreement, or (ii) the date required by Section 6(b) below, Grantee shall pay to the Company (in cash or to the extent permitted by the Administrator, by tendering shares of Common Stock held by Grantee, including shares of Restricted Shares held in escrow that become vested (“Share Withholding”), with a Fair Market Value on the date the Restricted Shares vest equal to the amount of Grantee’s minimum statutory tax withholding liability, or to the extent permitted by the Administrator, a combination thereof) any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Restricted Shares for which the restrictions shall lapse. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of such Common Stock. Payment of the tax withholding by a Grantee who is an officer, director or other “insider” subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by tendering shares of Common Stock or in the form of Share Withholding is subject to pre-approval by the Administrator, in its sole discretion, in a manner that complies with the specificity requirements of Rule 16b-3 under the Exchange Act, including the name of the Grantee involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Grantee and the material terms of the Awards involved in the transaction.

          (b) Grantee may elect, within 30 days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value of the Restricted Shares less the amount, if any, paid by the Grantee for the Restricted Shares granted hereunder pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended. Grantee shall be solely responsible for properly filing any such election with the Internal Revenue Service. In connection with any such Section 83(b) election, Grantee shall pay to the Company, or make such other arrangements satisfactory to the Administrator to pay to the Company based on the Fair Market Value of the Restricted Shares on the Grant Date, any federal, state or local taxes required by law to be withheld with respect to such Restricted Shares at the time of such election. If Grantee fails to make such payments, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Grantee any federal, state or local taxes required by law to be withheld with respect to such Restricted Shares.
     7. No Right to Continued Service. Nothing in the Plan or this Agreement shall confer on Grantee any right to continue to serve as an Employee, Director or Consultant of the Company or any Affiliate, or limit in any way the right of the Company or any Affiliate to terminate Grantee’s Service to the Company or any Affiliate, with or without Cause.
     8. Representations and Warranties of Grantee. Grantee represents and warrants to the Company that:
          (a) Agrees to Terms of the Plan. Grantee has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. Grantee acknowledges that there may be adverse tax consequences upon the vesting of Restricted Shares or disposition of the shares of Common Stock once vested, and that Grantee should consult a tax advisor prior to such time.
          (b) Stock Ownership. Grantee is the record and beneficial owner of the Restricted Shares with full right and power to transfer the unvested shares of Common Stock to the Company free and clear of any liens, claims or encumbrances and Grantee understands that the stock certificates evidencing the Restricted Shares will bear a legend referencing this Agreement.
          (c) SEC Rule 144. Grantee understands that Rule 144 promulgated under the Securities Act may indefinitely restrict transfer of the Common Stock so long as Grantee remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.
     9. Compliance with U.S. Federal Securities Laws. Grantee understands and acknowledges that notwithstanding any other provision of the Agreement to the contrary, the vesting and holding of the Common Stock is expressly conditioned upon compliance with the Securities Act and all applicable federal and state securities laws. Grantee agrees to cooperate with the Company to ensure compliance with such laws.

     10. Restrictions on Transfer Prior to Vesting. Until the Restricted Shares became vested, the unvested Restricted Shares may not be sold, transferred, assigned, pledged, conveyed, hypothecated, or otherwise disposed of.
     11. Option to Repurchase Unvested Stock. Grantee grants to the Company an irrevocable right and option (the “Option”) to purchase from Grantee shares of unvested Common Stock standing in the name of Grantee on the books of the Company (the “Option Shares”) in accordance with this Agreement.
          (a) Option Exercise Price. The exercise price for the Option Shares (the “Option Exercise Price”) shall be $0.001 per share.
          (b) Repurchase of Option Shares. Option Shares may be repurchased by the Company at a price of $0.001 per share and shall be transferred to the Company automatically without further action by Grantee if repurchased by the Company. The Company may exercise the right to repurchase the Option Shares at any time within one hundred twenty (120) days after termination for any reason of Grantee’s Service. The repurchase price may be paid to Grantee by personal delivery or by Company check mailed to Grantee’s last known address on the Company’s records. Grantee acknowledges the Option Shares shall be held by Grantee subject to the applicable vesting requirements set forth in this Agreement and Grantee shall have no right to retain any Option Shares that the Company repurchases in accordance with the terms of this Agreement. The Company may elect to assign its right to repurchase the Option Shares to any designee of the Company.
          (c) Deposit of the Option Shares. Grantee agrees that the Company shall deposit all of the Option Shares in escrow to hold until the Option Shares become vested and are no longer Restricted Shares, at which time such vested shares shall no longer constitute Option Shares. The Company will deliver to Grantee the shares of Common Stock, subject to satisfaction of applicable tax withholding in accordance with Section 6. Grantee shall execute and deliver to the Company, concurrently with the execution of this Agreement, blank stock powers for use in connection with the transfer to the Company or its designee of Option Shares that do not become vested.
          (d) Adjustments. The number of Option Shares and the Option Exercise Price per Option Share shall be automatically adjusted to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchanges of shares or other similar event affecting the Company’s outstanding Common Stock subsequent to the date of this Agreement. If Grantee becomes entitled to receive any additional shares of Common Stock or other securities (“Additional Securities”) in respect of the Option Shares prior to the exercise of the Option, the total number of Option Shares shall be equal to the sum of (i) the initial Option Shares; and, (ii) the number of Additional Securities issued or issuable in respect of the initial Option Shares and any Additional Securities previously issued to Grantee. The Option Exercise Price per Option Share shall be equal to the applicable Option Exercise Price per Option Share set forth in Section 11(a) (as adjusted pursuant to the first sentence of this Section 11(d)) divided by the sum of (a) the number of Additional Securities issued or issuable in respect of each Option Share and any Additional Securities previously issued to Grantee plus (b) the initial Option Share.

          (e) Notwithstanding the foregoing provisions of this Section 11, if the consideration for the Award is comprised solely of the Grantee’s prior or future services, the unvested Option Shares will be forfeited without regard to any Option Exercise Price payment.
     12. Restrictive Legends and Stop-Transfer Orders.
          (a) Legends. To the extent that Stock Certificate(s) representing unvested shares of Common Stock are issued in physical form rather than through book entry with the Company’s transfer agent, Grantee understands and agrees that the Company will place the legends set forth below or similar legends on such Stock Certificate(s), together with any other legends that may be required by state or U.S. Federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Grantee and the Company or any agreement between Grantee and any third party:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, AS SET FORTH IN A RESTRICTED SHARE AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.
The above legend shall be removed at such time as the shares of Common Stock in question are no longer subject to restrictions on public resale and transfer pursuant to this Agreement. Any legends required by applicable state or U.S. Federal securities laws shall be removed at such time as such legends are no longer required.
          (b) Stop-Transfer Instructions. Grantee agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
          (c) Refusal to Transfer. The Company will not be required (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares have been so transferred.
     13. Modification. The Agreement may not be amended or modified except in writing signed by both parties.
     14. Plan. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms herein which are defined in the Plan have the same definitions as provided in the Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Grantee hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

     15. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Grantee or the Company to the Administrator for review. The resolution of such a dispute by the Administrator shall be final and binding on the Company and Grantee.
     16. Entire Agreement. The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement of the parties and supercede all prior undertakings and agreements with respect to the subject matter hereof. If any inconsistency should exist between the nondiscretionary terms and conditions of this Agreement and the Plan, the Plan shall govern and control.
     17. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Grantee shall be in writing and addressed to Grantee at the address indicated on the signature page hereof or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: (a) personal delivery; (b) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); (c) one (1) business day after deposit with any return receipt express courier (prepaid); or (d) one (1) business day after transmission by facsimile or telecopier.
     18. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.
     19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
     20. Acceptance. Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. Grantee has read and understands the terms and provisions thereof, and accepts the Award subject to all the terms and conditions of the Plan and this Agreement. Grantee acknowledges that there may be adverse tax consequences upon exercise of the Award or disposition of the Shares and that Grantee should consult a tax advisor prior to such exercise or disposition.
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          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

CINEMARK HOLDINGS, INC.

By:
Name:

Title:

GRANTEE

Name:

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